Exhibit 5.1

MORTON & COMPANY	Suite 1750 - 750 West Pender Street Vancouver, British Columbia V6C 2T8 Website: http://www.mortonandco.com Telephone: (604) 681-1194 Facsimile: (604) 681-9652 Voice Mail Ext: 225

Barristers & Solicitors
A Partnership of Law Corporations

Our File No.: 4065.100so

December 19, 2002

Golden Queen Mining Co. Ltd.
6411 Imperial Avenue
West Vancouver, BC
V7W 2J5

Attention:      Lutz Klingmann, President

Dear Sirs:

Re:      Golden Queen Mining Co. Ltd.
            Registration Statement on Form S-8

We have acted as securities counsel to Golden Queen Mining Co. Ltd., a British Columbia corporation (the “Company”), in connection with the preparation of the registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 3,226,500 shares (the “Plan Shares”) of the Company’s common stock, which have been issued or will be issuable under the Golden Queen Mining Co. Ltd 1996 Stock Option Plan (the “Plan”). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-B under the Act.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement; (b) the Company’s Articles of Incorporation; (c) the Company’s Memorandum; (d) the Plan; (e) certain records of the Company's corporate proceedings as reflected in its minute books; and (f) such statutes, records, agreements, certificates and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies thereof, and the truthfulness of the statements and representations contained therein. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. Based upon the foregoing, we are of the opinion that the Plan Shares, when issued pursuant to the terms of the Plan or where previously issued and as contemplated, by the Registration Statement, are or will be validly issued, fully paid and non-assessable, respectively.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to all references to this firm included in or made a part of the Registration Statement.

Yours truly,

MORTON & COMPANY

/s/ Edward L. Mayerhofer

Per: Edward L. Mayerhofer

ELM/kl